Exhibit 10.2

RESTRICTED STOCK UNIT AGREEMENT

Name of Employee: Chris Vincze

Number of RSUs: 300,000    Grant Date: July 1, 2011

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made by and between TRC Companies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and the employee named above (the “Participant”), as of the date designated above (the “Grant Date”). This Agreement provides notice of the terms and conditions applicable to a grant of restricted stock to be made under the Company's 2007 Amended and Restated Equity Incentive Plan (the “Plan”). The Plan is administered by the Company's Board of Directors and Compensation Committee thereof (the “Committee”). The Participant agrees to be bound by the terms and conditions described herein and the provisions of the Plan. Capitalized terms have the meanings ascribed to them in the Plan.

1.    Grant of Restricted Stock Units. As of the Grant Date, the Committee grants to Participant the aforementioned number of restricted stock units (“RSUs”), each of which shall be converted into one share of the Company's common stock, $.01 par value (the “Common Stock) pursuant to the vesting schedule set forth in Section 2 hereof. The number of RSUs shall be subject to adjustment as provided in the Plan.

2.    Restrictions.

(a)    Forty percent (120,000) of the RSUs shall vest and convert into Common Stock as follows:

30,000 shares as of July 1, 2012
30,000 shares as of July 1, 2013
30,000 shares as of July 1, 2014
30,000 shares as of July 1, 2015

(b)    Sixty percent (180,000) of the RSUs (the “Performance Component”) shall vest and convert into Common Stock based on Company performance over a trailing four-quarter period ending on or before June 30, 2015. The Committee has established a target for FY 2014 Earnings Per Share, (“EPS”) as reported in the Company's periodic reports filed with the Securities and Exchange Commission of ____ per share (the “FY 2014 Target”). For purposes of this Agreement, the number of shares to be used for purposes of calculating EPS shall be the number of shares used to calculate EPS in the periodic report filed with the Securities and Exchange Commission for the relevant period. The Performance Component shall vest in its entirety if the FY 2014 Target is achieved in FY 2014 or an earlier trailing four-quarter period. If the FY 2014 Target is not achieved prior to July 1, 2014, the Performance Component will vest in its entirety if EPS of ____ per share is achieved in a trailing four-quarter period ending on or before July 1, 2015. The Committee reserves the discretion to adjust the aforementioned EPS targets upward or downward for any acquisitions or divestitures, accounting rule changes, or other circumstances outside the ordinary course. If neither of the EPS targets are met by the indicated dates, the Performance Component shall be immediately forfeited.

(c)    RSUs that have not vested may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Prior to the vesting of RSUs, no transfer of the Participant's rights with respect

Exhibit 10.2

to such shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.

(d)    RSUs that have not vested shall be subject to forfeiture as provided in Section 3. Upon a Corporate Change-in-Control (as defined in the Plan) or a Corporate Transaction (as defined in the Plan), such Corporate Change-in-Control or Corporate Transaction to be referred to collectively herein as a (“Transaction”) the Compensation Committee of the Company's Board of Directors, in its sole discretion, shall either (i) make appropriate provisions for this Award to be assumed by the successor corporation or its parent or be replaced with a comparable award with respect to the successor corporation or its parent (a “Comparable Award”); (ii) provide that the Award shall be fully vested prior to such Transaction; or (iii) terminate the Award in exchange for a cash payment equal to the then aggregate Fair Market Value (as defined in the Plan) of all of the shares subject to the Award. As provided in the Plan, the determination of comparability shall be made by the Committee, and its determination shall be final, binding, and conclusive.

3.    Termination of Employment or Service.

(a)    Except as set forth below in Section 3 (b) or the Plan or as the Committee in its sole and absolute discretion may otherwise provide, and subject to the Committee's authority under Section 4 of the Plan, upon the termination of the Participant's employment or service, for any reason other than for Cause, any and all unvested RSUs shall be immediately forfeited by the Participant; provided that if the Committee, in its sole and absolute discretion, notifies the Participant in writing of its decision not to terminate the Participant's rights in such RSUs, then the Participant shall continue to be the owner of such RSUs subject to such continuing restrictions as the Committee may prescribe in such notice.

In the event of the termination of a Participant's employment or service for Cause, any and all RSUs which have not vested shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company.

In addition, in the event of death or employment termination due to permanent and total disability, one-half of any unvested RSUs shall immediately vest. All RSUs which have not vested shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company.

(b)    In the event of a Transaction, this Award (to the extent assumed), or any Comparable Award, as provided in Section 2 (e) above, to the extent unvested shall vest in its entirety if within 12 months following such Transaction, Participant's employment with Company or any successor thereto, is terminated other than for Cause or if Participant resigns from employment with Company or any successor thereto after an event that constitutes Good Reason. For purposes of this Award, Cause and Good Reason shall be defined as follows:

“Cause” means the Participant's willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or conviction for a felony. No act, or failure to act, on the Participant's part shall (i) be considered “willful” unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of the Company, or (ii) be considered to establish “Cause” unless the Company has first given the Participant both a written notice detailing the conduct that is alleged to constitute Cause, and a reasonable opportunity to justify or cure (if possible) such conduct.

“Good Reason” means any of the following events, which has not been consented to by the Participant in writing, or cured by the Company within a reasonable period of time not to exceed 20 business days after the Participant provides written notice thereof: (i) the requirement that the Participant's principal executive function be performed more than 30 miles from the Participant's primary office as of the

Exhibit 10.2

date of this Award or any future location to which the Participant has not asserted Good Reason for resignation; (ii) a material reduction in the Participant's base compensation as the same may be increased from time to time, other than as part of an across-the-board program affecting all senior officers; (iii) the failure by the Company to continue to provide the Participant with compensation and benefits provided for on the date of this Award, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the executive benefit plans in which the Participant now is or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by him; (iv) the assignment to the Participant of duties and responsibilities materially different (including status, offices, titles, and reporting requirements) from those associated with his position on the date of this Award, as modified by duties or responsibilities that the Participant does not assert to be Good Reason for resignation, after the date of this Award; or (v) a material diminution or reduction in the Participant's responsibilities or authority, including reporting responsibilities in connection with his employment.

(c)    In the case of a Participant's retirement (after the age of 62 or after the age of 55 with ten or more years of service with the Company), immediately upon such retirement, the unvested portion of such Participant's RSUs evidenced hereby shall vest in their entirety.

4.    Issuance of Certificates. Upon vesting, the Company will issue a stock certificate, registered in the name of and for the account of the Participant.

5.    Withholding. Participant shall pay all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the RSUs. Such payment shall be made in full, at Participant's election, in cash or check, by withholding from the Participant's next normal payroll check, or by the tender of shares of the Company's common stock (including shares then vesting under this Award). Shares tendered as payment of required withholding shall be valued at the closing price per share of the Company's common stock on the date such withholding obligation arises.

6.    Plan Provisions. In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which is incorporated herein by reference. Unless the context otherwise requires, capitalized terms used in this Award shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Award and the Plan, the Plan shall control.

7.    Notice. Any written notice required or permitted by this Award shall be mailed, certified mail (return receipt requested); sent by recognized courier, facsimile or email; or hand-delivered, addressed to the Company at its corporate headquarters at 21 Griffin Road North, Windsor, Connecticut 06095; or to Participant at his most recent home address on record with the Company. Notices are effective upon receipt.

8.    Miscellaneous.

(a) Limitation of Rights. The granting of the Award shall not give Participant any rights to similar grants in future years or any right to be retained in the employ or service of the Company or its Affiliates or interfere in any way with the right of the Company or any Affiliate to terminate Participant's services, or the right of Participant to terminate his services.

(b) Severability. If any term, provision, covenant or restriction contained in the Award is held by a court or a regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Award shall remain in full force and

Exhibit 10.2

effect, and shall in no way be affected, impaired or invalidated.

(c) Controlling Law. This Award shall be construed, interpreted and applied in accordance with the law of the State of Connecticut, without giving effect to the choice of law provisions thereof.

(d) Construction. The Award, including the terms of the Plan, contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no other representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(e) Headings. Section and other headings contained in the Award are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Award or any provision hereof.

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Award on behalf of the Company as of day and year first set forth above.

TRC COMPANIES, INC.

By:     /s/ Martin H. Dodd
Name: Martin H. Dodd
Title: Senior Vice President and General Counsel

(Seal)